Exhibit 99.1

NV5 ANNOUNCES RECORD FIRST QUARTER 2019 RESULTS AND RAISES FULL YEAR 2019 GUIDANCE

Hollywood, FL – May 8, 2019 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the first quarter ended March 30, 2019.

“NV5's record results across all financial metrics in the first quarter of 2019 once again demonstrate that our time-tested plan for steady growth driven by synergy, strategic acquisitions and process optimization is working," said Dickerson Wright, PE, Chairman and CEO of NV5. "In the first quarter, Gross Revenues increased 24%, EBITDA increased 34%, and Net Income increased 29%. Our backlog also increased by 43% and cash flow from operating activities increased 351%. Our acquisitions of CHI and CALYX in the later part of 2018 contributed to our 2019 budgeted revenues and have helped us expand our service offerings and our geographic presence. We expect that our acquisition of The Sextant Group earlier this year, which was not fully reflected in our first quarter 2019 results, will likewise contribute to earnings and profitability and expansion of our backlog. Our core business and acquisition pipeline remain very strong and we look forward to more organic and acquisition growth in the remainder of 2019."

First Quarter 2019 Financial Highlights

●	Total Revenues for the quarter were $118.0 million, an increase of 24% year-over-year. Gross Revenues – GAAP for the quarter were $117.3 million, an increase of 24% year-over-year.
●	Net Revenues for the quarter were $90.7 million, an increase of 18% year-over-year.
●	Organic revenue growth for the quarter was 5%. Organic growth is measured by internal growth of our existing business plus growth from acquisitions.
●	EBITDA for the quarter was $13.5 million or 15% of Net Revenues, an increase of 34% from $10.1 million, or 13% of Net Revenues in the first quarter of 2018.
●	Net Income for the quarter was $5.5 million, an increase of $1.3 million, or 29% compared to $4.3 million in the first quarter of 2018.
●	Adjusted EPS for the quarter was $0.76 per diluted share, an increase of 29% from $0.59 in the first quarter of 2018.
●	GAAP EPS for the quarter was $0.44 per diluted share, an increase of 13% from $0.39 in the first quarter of 2018.
●	Backlog was $441 million as of March 30, 2019, a 43% increase from $309 million as of March 31, 2018.
●	Cash flow from operating activities increased $12.7 million, or 351% to $16.3 million for the quarter compared to $3.6 million in the first quarter of 2018.
●	Long-term debt decreased 47% to $31 million for the quarter compared to $59 million in the first quarter of 2018.
●	Cash and cash equivalents increased 166% to $45.8 million for the quarter compared to $17.2 million in the first quarter of 2018.

2019 Outlook

The Company is raising guidance for full year 2019 Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS, including the impact of acquisitions closed through April 30, 2019. The Company expects Gross Revenues to range from $520 million to $542 million, which represents an increase of 24% to 30% from 2018 Gross Revenues of $418 million. Net Revenues are expected to range from $410 million to $428 million, which represents an increase of 23% to 28% from 2018 Net Revenues of $334 million. The Company expects full year 2019 Adjusted EPS to range from $3.81 per share to $4.08 per share, an increase of 18% to 26%. Furthermore, the Company expects full year 2019 GAAP EPS to range from $2.64 per share to $2.91 per share. This guidance for Total Revenues, Net Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2019.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs, which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of utilizing third-party sub-consultants. The Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on our business results. A reconciliation of Gross Revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, Net Income and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Gross Revenues, Net Income and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its first quarter 2019 financial results at 4:30 p.m. (Eastern Time) on May 8, 2019.

Date:	Wednesday, May 8, 2019
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 844-348-6875
International dial-in number:	+1 509-844-0152
Conference ID:	1152806
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions ranked #34 on the Engineering News-Record’s Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations worldwide. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.

Jenna Carrick

Investor Relations Manager

Tel: +1-916-641-9124

Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 30, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$45,814	$40,739
Billed receivables, net	92,603	98,324
Unbilled receivables, net	41,270	43,411
Prepaid expenses and other current assets	3,629	2,582
Total current assets	183,316	185,056
Property and equipment, net	11,586	11,677
Right-of-use lease asset, net	32,822	-
Intangible assets, net	99,671	99,756
Goodwill	146,985	140,930
Other assets	2,317	2,002
Total Assets	$476,697	$439,421

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,531	$22,588
Accrued liabilities	24,973	20,853
Income taxes payable	4,218	2,697
Billings in excess of costs and estimated earnings on uncompleted contracts	4,256	7,625
Client deposits	272	208
Current portion of contingent consideration	1,660	1,845
Current portion of notes payable and other obligations	18,058	17,139
Total current liabilities	72,968	72,955
Contingent consideration, less current portion	2,009	2,853
Long-term lease liability	26,480	-
Notes payable and other obligations, less current portion	31,301	29,847
Deferred income tax liabilities, net	17,768	16,224
Total liabilities	150,526	121,879

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 12,565,115 and 12,550,771 shares issued and outstanding as of March 30, 2019 and December 29, 2018, respectively	126	126
Additional paid-in capital	239,611	236,525
Retained earnings	86,434	80,891
Total stockholders’ equity	326,171	317,542
Total liabilities and stockholders’ equity	$476,697	$439,421

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2019	2018

Gross revenues	$117,335	$94,534

Direct costs (excluding depreciation and amortization):
Salaries and wages	35,257	30,521
Sub-consultant services	16,952	13,460
Other direct costs	9,696	3,922
Total direct costs	61,905	47,903

Gross Profit	55,430	46,631

Operating Expenses:
Salaries and wages, payroll taxes and benefits	29,238	25,458
General and administrative	8,862	7,534
Facilities and facilities related	3,806	3,542
Depreciation and amortization	6,113	3,796
Total operating expenses	48,019	40,330

Income from operations	7,411	6,301

Interest expense	(351)	(611)

Income before income tax expense	7,060	5,690
Income tax expense	(1,517)	(1,398)
Net Income and Comprehensive Income	$5,543	$4,292

Earnings per share:
Basic	$0.46	$0.42
Diluted	$0.44	$0.39

Weighted average common shares outstanding:
Basic	11,960,944	10,295,274
Diluted	12,463,007	10,913,315

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash Flows From Operating Activities:
Net income	$5,543	$4,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,113	3,796
Non-cash lease expense	2,009	-
Provision for doubtful accounts	206	324
Stock based compensation	1,798	1,136
Change in fair value of contingent consideration	49	-
Gain on disposals of property and equipment	1	-
Deferred income taxes	(463)	20
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	8,995	(4,354)
Unbilled receivables	3,350	2,409
Prepaid expenses and other assets	(1,331)	(216)
Accounts payable	(3,240)	(599)
Accrued liabilities	(4,930)	(1,934)
Income taxes payable	1,521	(1,712)
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,370)	341
Deposits	62	114
Net cash provided by operating activities	16,313	3,617

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(8,000)	(3,297)
Purchase of property and equipment	(690)	(1,125)
Net cash used in investing activities	(8,690)	(4,422)

Cash Flows From Financing Activities:
Payments on notes payable	(1,848)	(1,621)
Payments of contingent consideration	(700)	(215)
Proceeds from exercise of warrant	-	1,092
Net cash used in financing activities	(2,548)	(744)

Net increase (decrease) in Cash and Cash Equivalents	5,075	(1,549)
Cash and cash equivalents – beginning of period	40,739	18,751
Cash and cash equivalents – end of period	$45,814	$17,202

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES
(in thousands)
(Unaudited)

		Three Months Ended
		March 30,	March 31,
		2019	2018
Gross Revenues - GAAP		$117,335	$94,534
Add:	Intercompany revenues in lieu of sub-consultants	711	922
Total Revenues		$118,046	$95,456

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO NET REVENUES
(in thousands)
(Unaudited)

		Three Months Ended
		March 30,	March 31,
		2019	2018
Gross Revenues - GAAP		$117,335	$94,534
Less:	Sub-consultant services	(16,952)	(13,460)
	Other direct costs	(9,696)	(3,922)
Net Revenues		$90,687	$77,152

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO EBITDA
(in thousands)
(Unaudited)

		Three Months Ended
		March 30,	March 31,
		2019	2018
Net Income		$5,543	$4,292
Add:	Interest expense	351	611
	Income tax expense	1,517	1,398
	Depreciation and Amortization	6,113	3,796
EBITDA		$13,524	$10,097

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EPS TO ADJUSTED EPS
(Unaudited)

		Three Months Ended
		March 30,	March 31,
		2019	2018

Net Income - per diluted share		$0.44	$0.39

Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.40	0.26
	Income tax expense	(0.09)	(0.06)
Adjusted EPS		$0.76	$0.59